EXHIBIT 10.13

THE INDEBTEDNESS EVIDENCED BY THIS INSTRUMENT IS SUBORDINATE TO THE PRIOR PAYMENT IN FULL OF CERTAIN SENIOR DEBT (AS DEFINED IN THE SUBORDINATION AGREEMENT HEREINAFTER REFERRED TO) PURSUANT TO, AND TO THE EXTENT PROVIDED IN, THAT CERTAIN SUBORDINATION AGREEMENT DATED AS OF NOVEMBER 5, 2004 IN FAVOR OF ENTERPRISE BANK & TRUST, AS THE SAME MAY BE AMENDED, RESTATED, CONSOLIDATED, REPLACED OR OTHERWISE MODIFIED FROM TIME TO TIME. THIS INSTRUMENT MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNTIL THE PURCHASER, ASSIGNEE OR TRANSFEREE HAS BECOME A PARTY TO AND BOUND BY SUCH SUBORDINATION AGREEMENT.

PROMISSORY NOTE

$	Kansas City, Missouri

November 5, 2004

FOR VALUE RECEIVED, the undersigned, Inergy Holdings, LLC, a Delaware limited liability company (“Holdings”), hereby promises to pay to the order of              (“Member”), the principal sum of                          Dollars ($            .00) (the “Loan”), together with interest on the principal amount outstanding hereunder from time to time as hereinafter provided.

Holdings agrees to pay interest on the unpaid principal amount of this Note at the rate of         % per annum. Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed. Interest shall accrue from and including
November 16, 2004 and shall be payable on February 15th, May 15th, August 15th and November 15th of each year during the term of the Loan (each, a “Payment Date”), commencing on February 15, 2005.

Holdings agrees to make payments of principal in consecutive quarterly installments of                          ($            .00), commencing on February 15, 2005, and continuing on each Payment Date thereafter until the November 15, 2014 maturity date, when all remaining unpaid principal and interest on this Note shall be due and payable in full.

The indebtedness evidenced by this Note is expressly subordinate and junior in right of payment to the loans, advances, debts, liabilities and other obligations (the “Senior Debt”) owing, arising, due or payable from Holdings to Enterprise Bank & Trust, to the extent and in the manner set forth in the Shareholder Debt Subordination Agreement between Holdings and Enterprise Bank & Trust. Holdings shall not make any payment of the principal or interest on this Note while it is in default with respect to any Senior Debt. This Note is unsecured and entered into by Holdings without guarantee or credit assurance.

If any payment hereunder becomes due on a Saturday, Sunday or legal holiday under the law of the State of Missouri, the due date hereof shall be extended to the next succeeding business day and any payment made on such next succeeding business day shall be made with the same effect as though made on the due date.

Holdings shall have the right to prepay the Loan, in full or in part without premium or penalty.

Payments upon this Note shall be made in lawful money of the United States of America, and shall be made at such place as Member may from time to time in writing appoint, provided that in the absence of such appointment, all payments hereon shall be made to Member at Two Brush Creek Boulevard, Suite 200, Kansas City, Missouri 64112.

All payments on the account of the indebtedness evidenced by this Note shall be applied (a) first to interest on the unpaid principal balance hereof at the rate specified above, and (b) the remainder to reduce the outstanding principal balance (first to principal amounts overdue, then to principal amounts currently due and then to installments of principal due in the future in the inverse order of their maturity).

All notices required or permitted to be given hereunder to Holdings shall be given by (a) personal delivery, (b) Federal Express or other overnight delivery service, or (c) certified mail, return receipt requested, and in each case addressed to Holdings at Two Brush Creek Boulevard, Suite 200, Kansas City, MO 64112, Attention: Laura Ozenberger. Such notices shall be deemed given (i) on receipt of personal delivery, (ii) on the first business day following the day deposited with Federal Express or other overnight delivery service, and (iii) on the third business day following the day deposited in the U.S. mails.

This Note shall be governed by and construed and enforced in accordance with the laws of the State of Missouri, without regard to conflict of law principles.

IN WITNESS WHEREOF, the undersigned has duly caused this Note to be executed and delivered at the place specified above and as of the date first written above.

INERGY HOLDINGS, LLC, a Delaware limited liability company

By:
Name: John J. Sherman Title: President

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